COLUMBIA FUNDS SERIES TRUST II

Item 77I/77Q1(d) - TERMS OF NEW OR AMENDED SECURITIES:

On October 30, 2017, a Form Type 485(b), Accession No. 0001193125-17-324750, an amendment to the registration statement of Columbia Funds Series Trust II, was filed with the SEC. This amendment registered the new class of shares of the Fund listed below, effective November 1, 2017, and describes the characteristics of the new class of shares:

Fund	New Share Class
Columbia Inflation Protected Securities Fund	Advisor Class